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                                   Exhibit 3

                            Joint Filing Agreement

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an amended statement on Schedule 13D filed on September 5th, 1997 including any amendment thereto. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Agreement this 5th day of September, 1997.


                                         /s/ Michael L. Musto
                                        --------------------------------------
                                                 Michael L. Musto

                                        MLM, INC.


                                        By:  /s/ Michael L. Musto
                                            -----------------------------------
                                                  Michael L. Musto, President


                                        Michael L. Musto Revocable Living Trust



                                        By:  /s/ Michael L. Musto
                                            -----------------------------------
                                                  Michael L. Musto, Trustee